Financial Industries Corporation Announces Agreement to Sell Family Life Insurance Company to The Manhattan Life Insurance Company

Sale to Improve Capital Structure Through Retirement of Intercompany Debt

AUSTIN, TX -- 12/11/2006 -- Financial Industries Corporation ("FIC") (PINKSHEETS: FNIN) today announced that, as part of its previously announced strategic initiative, it reached a definitive agreement on Dec. 8, 2006 for the sale of its wholly owned subsidiary, Family Life Insurance Company ("Family Life"), to The Manhattan Life Insurance Company ("Manhattan Life").

The cash purchase price is $28.0 million, subject to certain adjustments. As part of the transaction, FIC will acquire from Family Life 324,320 shares of the FIC common stock currently owned by Family Life. The sale is subject to regulatory approval and is expected to close at year-end or early in 2007. Proceeds from the sale will be used to improve FIC's capital structure by retiring approximately $15.4 million of intercompany debt and for general corporate purposes.

At Sept. 30, 2006, Family Life had assets totaling approximately $121.9 million and capital and surplus totaling approximately $16.3 million, as reported on a statutory basis of accounting for insurance regulatory purposes. FIC has not yet completed the preparation of its 2006 consolidated financial statements as prepared under accounting principles generally accepted in the United States of America (GAAP). The estimated GAAP equity basis in Family Life, including other adjustments related to the sale, totals approximately $60 million. (The foregoing amounts are unaudited and could change significantly upon FIC's completion of its 2006 GAAP and statutory financial statements and the audits of such financial statements.)

FIC, through its various subsidiaries, markets and underwrites individual life insurance products. For more information on FIC, go to http://www.ficgroup.com on the Internet.

Manhattan Life is a member of the Manhattan Insurance Group (MIG). MIG offers reinsurance/acquisition facilities to the life/health industry. Direct marketing activities include worksite marketing in North America and dollar-denominated life insurance distribution throughout Latin and South America.

The investment banking firm of Keefe, Bruyette & Woods, Inc. advised FIC on the transaction.

As provided by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, FIC cautions that the statements in this press release relating to the company's estimated GAAP equity basis in Family Life and other matters that are not historical factual information are forward-looking statements that represent management's belief and assumptions based on currently available information. The information contained in this press release relating to trends in the company's operations and the contingencies and uncertainties to which the company may be subject, as well as other statements including words such as "anticipate," "cautions," "believe," "plan," "estimate," "expect," "intend," and other similar expressions constitute forward-looking statements. Such statements are made based upon management's current expectations and beliefs concerning the financial results, and economic conditions and are subject to known and unknown risks, uncertainties and other factors contemplated by the forward-looking statements, including timing and results of audits and reviews, general economic conditions, customer response, performance of management team and other factors described in the company's Form 10-K for the year ended Dec. 31, 2004. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Investors should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and the company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact Information:
Financial Industries Corporation
Shannon Coffin
Phone: 512-404-5128
E-mail: ir@ficgroup.com